Exhibit 3(ii)
                     BY-LAWS OF LAL MIAMI ENTERPRISES, INC.

ARTICLE I. MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held on the 30th day of June of each year or at such other time and place designated by the Board of Directors of the corporation. Business transacted at the annual meeting shall include the election of directors of the corporation. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than 3 nor more than 30 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

Section 3. Place. Meetings of shareholders shall be held at the principal place of business of the corporation or at such other place as may be designated by the Board of Directors.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 3 nor more than 30 days before the meeting, either personally or by first class mail, or by the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the Stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on a new record date entitled to vote at such meeting.

Section 6. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present,

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the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy.

Section 9. Action by Shareholders Without a Meeting. Any action required by law or authorized by these by-laws or the Articles of Incorporation of this corporation or taken or to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II. DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. Directors need not be residents of this state or shareholders of this corporation.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

Section 4. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 5. Number. This corporation shall have a minimum of 1 director but no more than 7.

Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the next shareholder meeting or until his earlier resignation, removal from office or death. If no shareholder meeting takes place, each director shall continue serve until such meeting takes place. At each shareholder the shareholders shall elect

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directors to hold office until the next succeeding shareholder meeting. Each director shall hold office for a term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 9. Quorum and Voting. A majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except as is provided by law.

Section 11. Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the corporation or as otherwise determined by the Directors.

Section 12. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice on the first Monday of the calendar month two (2) months following the end of the corporation's fiscal, or if the said first Monday is a legal holiday, then on the next business day. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram or cablegram at least three (3) days before the meeting or by notice mailed to the director at least 3 days before the meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose, of any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to

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the directors who were not present at the time of the adjournment, and unless the time and place of adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the chairman of the board, by the president of the corporation or by any two directors. Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Action Without a Meeting. Any action, required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by such number of the directors, or such number of the members of the committee, as the case may be, as would constitute the requisite majority thereof for the taking of such actions, is filed in the minutes of the proceedings of the board or of the committee. Such actions shall then be deemed taken with the same force and effect as though taken at a meeting of such board or committee whereat all members were present and voting throughout and those who signed such action shall have voted in the affirmative and all others shall have voted in the negative. For informational purposes, a copy of such signed actions shall be mailed to all members of the board or committee who did not sign said action, provided however, that the failure to mail said notices shall in no way prejudice the actions of the board or committee.

ARTICLE III. OFFICERS

Section 1. Officers. The officers of this corporation shall consist of a president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

Section 2. Duties. The officers of this corporation shall have the following duties:

The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings

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of shareholders and whenever else required by the Board of Directors or the
President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 3. Removal of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy in any office may be filed by the Board of Directors.

ARTICLE IV. STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof.

Section 3. Transfer of Stock. The corporation shall register a Stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

Section 4. Lost, Stolen or Destroyed Certificates. If the shareholder shall claim to have lost or destroyed a certificate of shares issued by the corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of Stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the board may reasonably require.

ARTICLE V. BOOKS AND RECORDS

Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committee of directors. This corporation shall keep at its registered office, or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of the Shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record of Shares of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding Shares of the corporation, upon written demand stating the purpose thereof, shall have the right to

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examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

Section 3. Financial Information. Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during the fiscal year.

Upon the written request of any shareholder or holder of voting trust certificates for Shares of the corporation, the corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement. The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE VI. DIVIDENDS

The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its Shares in cash, property or its own Shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent subject to the provisions of the Florida Statutes.

ARTICLE VII. CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be in circular form.

ARTICLE VIII. AMENDMENT

These by-laws may be altered, amended or repealed, and new by-laws may be adopted by the a majority vote of the directors of the corporation.

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                                   Signatures

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          /s/___________________________________
                                          By:    Michael Fridovich
                                          Title: Director
                                          Date:  December 2, 1999